                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12


                                   ALTEON INC.

   ---------------------------------------------------------------------------
                 Name of Registrant as Specified in Its Charter


   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           -------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           -------------------------------------------------------------------


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           -------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

           -------------------------------------------------------------------

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

To Our Stockholders:

     You are most cordially invited to attend the 2000 Annual Meeting of Stockholders of Alteon Inc. at 9:00 AM, local time, on Monday, June 12, 2000, at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          KENNETH I. MOCH
                                          President and Chief Executive Officer

Alteon Inc.
170 Williams Drive
Ramsey, New Jersey 07446

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 12, 2000

     The Annual Meeting of Stockholders (the "Meeting") of Alteon Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey on Monday, June 12, 2000, at 9:00 AM, local time, for the following purposes:

     (1) To elect two directors to serve until the Annual Meeting of Stockholders to be held in 2003 and until their successors shall have been duly elected and qualified;

     (2) To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2000; and

     (3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock of record at the close of business on Friday, April 14, 2000, are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 170 Williams Drive, Ramsey, New Jersey 07446 and at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey, for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          ELIZABETH A. O'DELL
                                          Secretary

Ramsey, New Jersey
May 1, 2000

       THE COMPANY'S 1999 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alteon Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 12, 2000 (the "Meeting") at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey, at 9:00 AM, local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $.01 par value ("Common Stock"), as of the close of business on April 14, 2000, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 19,342,973 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the nominees below as directors; (ii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2000; and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     Directors are elected by a plurality vote. All other actions proposed herein may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy. Only votes cast "for" a matter will constitute affirmative votes. Votes withheld or abstentions, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" such a particular proposal. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of such proposals.

     This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about May 1, 2000. The Annual Report to Stockholders of the Company for the year ended December 31, 1999, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 14, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders may supply such material to beneficial owners as of April 14, 2000.

                             ELECTION OF DIRECTORS

     At the Meeting two directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2003 and until their successors shall have been elected and qualified. The nominees for election to the Board of Directors are Mark Novitch, M.D., and David McCurdy.

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves a term of three years. Class A consists of Ms. Breslow and Mr. Dalby, whose terms will expire at the Annual Meeting of Stockholders in 2001. Class B consists of Mr. Moch, Dr. Bransome and Dr. Naimark, whose terms will expire at the Annual Meeting of Stockholders in 2002. Class C consists of Dr. Novitch and Mr. McCurdy, whose terms will expire at the Annual Meeting.

     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as director of each of Dr. Novitch and Mr. McCurdy, whose names and biographies appear below. There are currently seven members of the Board. All of the persons whose names and biographies appear below are at present directors of the Company. In the event the nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee named will be unable to serve if elected. The nominee has consented to being named in this Proxy Statement and to serve if elected.

     The current Board of Directors, including the nominees, is comprised of the following persons:

                                          SERVED AS A
NAME                              AGE    DIRECTOR SINCE         POSITIONS WITH THE COMPANY
----                              ---    --------------         --------------------------
Mark Novitch, M.D.(1)...........  68          1994         Chairman of the Board
Kenneth I. Moch.................  45          1998         President, Chief Executive Officer
                                                           and Director
Edwin D. Bransome, Jr., M.D. ...  66          1999         Director
Marilyn G. Breslow..............  56          1988         Director
Alan J. Dalby...................  63          1994         Director
David McCurdy(1)................  50          1997         Director
George N. Naimark, Ph.D. .......  75          1999         Director

---------------
(1) A nominee for election to the Board of Directors.

     The principal occupations and business experience, for at least the past five years, of each director are as follows:

     Mark Novitch, M.D., was elected as a director of the Company in June 1994 and was appointed Chairman of the Board in December 1998. He retired as Vice Chairman and Chief Compliance Officer of the Upjohn Company in December 1993. Prior to joining Upjohn in 1985, he was Deputy Commissioner of the U.S. Food and Drug Administration. Dr. Novitch is a director of Guidant Corporation, a supplier of cardiology and minimally invasive surgery products; Neurogen Corporation, a biopharmaceutical firm focused on central nervous system disorders; Calypte Biomedical, a developer of urine-based diagnostics; and Kos Pharmaceuticals, Inc., a developer of pharmaceutical products for cardiovascular and respiratory conditions. Dr. Novitch is an Adjunct Professor of Health Care Sciences at The George Washington University. He graduated from Yale University and received his M.D. from New York Medical College.

     Kenneth I. Moch was elected President, Chief Executive Officer and a director of the Company in December 1998. He joined Alteon in February 1995 as Senior Vice President, Finance and Business Development and Chief Financial Officer. From 1990 to 1995, he served as President and Chief Executive Officer of Biocyte Corporation, a cellular therapy company. Mr. Moch was a founder and the Managing General Partner of Catalyst Ventures, a seed venture capital partnership, and was a founder of The Liposome Company, Inc. in Princeton, New Jersey, where he served as Vice President from 1982 to 1988. Previously, he was a management consultant with McKinsey & Company, Inc., a biomedical technology consultant with Channing, Weinberg & Company, Inc. (now The Wilkerson Group) and held product management responsibilities in the Parenteral Products Division of Baxter International. Mr. Moch received his A.B. from Princeton University in 1976 and an M.B.A. from the Stanford Graduate School of Business in 1980.

     Edwin D. Bransome, Jr., M.D., was elected a director of the Company in June 1999. He is a member of the Georgia Department of Medical Assistance (Medicaid) Drug Utilization Review Board and was its first Chairman from July 1992 to June 1995. As of April 2000, he is the Past President of the United States Pharmacopoeial Convention. He has been a member and Chairman of the Endocrinology Advisory Panel and has been one of two members of the USP Board of Trustees representing Medicine since 1990. He is the delegate from the Medical Association of Georgia to the USP Convention. He has had faculty positions at the Scripps Clinic and Research Foundation, MIT and the Medical College of Georgia, where he is a Professor of Medicine and Physiology Emeritus. He received his A.B. from Yale University in 1954 and received his M.D. from Columbia University-College of Physicians and Surgeons in 1958.

     Alan J. Dalby was elected a director of the Company in December 1994. Mr. Dalby is Chairman of Reckitt Benckiser plc, a household products company. Mr. Dalby is the former Chairman and Chief Executive Officer and a founder of Cambridge NeuroScience, Inc. He was Executive Vice President and member of the Board of Directors for SmithKline Beckman Corporation, retiring in 1987. Mr. Dalby is a director of Peptide Therapeutics Group plc.

     Marilyn G. Breslow was elected a director of the Company in June 1988. She has been a Portfolio Manager/Analyst for W.P. Stewart & Co., Inc., an investment advisory firm in New York City, since 1990, and is President and a Director of that firm. She was a General Partner of Concord Partners and a Vice President of Dillon, Read & Co. Inc. from 1984 to 1990. Prior to Dillon, Read & Co., she worked at Polaroid Corporation from 1973 to 1984 and was with Peat, Marwick, Mitchell & Co. from 1970 to 1972. Ms. Breslow received her B.S. degree from Barnard College and her M.B.A. from the Harvard Graduate School of Business Administration.

     David McCurdy was elected a director of the Company in June 1997. He is currently the President of Electronic Industries Alliance, a trade organization representing more than 2,100 of the world's leading electronics manufacturers. Before becoming President of EIA in November 1998, Mr. McCurdy was Chairman and Managing Partner of the McCurdy Group LLC, a business consulting and investment firm focused on high-growth companies in the fields of healthcare, high technology and international business, which he formed in 1995. He served as a Congressman in the U.S. House of Representatives from the fourth district of Oklahoma from 1981 to 1995. In addition to serving as a consultant to over a dozen healthcare and high technology companies, Mr. McCurdy is a partner in the Switzer Group, an organization that invests in, owns and operates medical and healthcare facilities in the U.S. and Asia. He held a commission in the United States Air Force Reserve, attaining the rank of major and serving as a Judge Advocate General. A 1972 graduate of the University of Oklahoma, Mr. McCurdy received his J.D. from Oklahoma's Law School in 1975. He also studied international economics at the University of Edinburgh, Scotland, as a Rotary International Graduate Fellow.

     George M. Naimark, Ph.D., was elected a director of the Company in June 1999. He has been President of Naimark & Barba, Inc., a management consultancy organization, since September 1966. He has also been President of Naimark & Associates, Inc., a private healthcare consulting organization, since 1995. Dr. Naimark has more than 30 years of experience in the pharmaceutical, diagnostic and medical device industries. His experience includes management positions in research and development, new product development and quality control. In addition, Dr. Naimark was the editor of a medical journal and has authored books on patent law and communications, as well as many articles that appeared in general business, marketing, scientific and medical journals. He received his Ph.D. from the University of Delaware in 1951, and received his B.S. and M.S. from Bucknell University in 1947 and 1948, respectively.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEE FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which reviews salaries and incentive compensation for employees of and consultants to the Company, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. In 1999, the Audit and Compensation Committees were comprised of Marilyn G. Breslow, Alan J. Dalby, David McCurdy, Mark Novitch, M.D., and Robert N. Butler, M.D., until his resignation from the Board of Directors in August 1999.

In addition, Edwin D. Bransome, Jr., M.D., and George M. Naimark, Ph.D., joined the Audit and Compensation Committees following their election to the board in June 1999. Both the Audit and Compensation Committees held one meeting during the year ended December 31, 1999. There were nine meetings of the Board of Directors in 1999. With the exception of Ms. Breslow, Mr. McCurdy and Mr. Dalby, each director and each committee member attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he or she served, respectively, during the period in which he or she served as a director or committee member.

COMPENSATION OF DIRECTORS

     Directors of the Company not compensated as employees receive $1,500 per meeting for their service to the Board. Prior to 1999, directors of the Company not compensated as employees also received, upon election to the Board, a stock option for 33,600 shares of Common Stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the Common Stock on the date of grant. These stock options vest in three equal annual installments over the director's term of service. In February 1999, the Company's 1995 Stock Option Plan was amended to provide that, commencing at the Meeting, directors of the Company not compensated as employees will receive, upon their election to the Board and on the dates of the two Annual Meetings of Stockholders of the Company following their election to the Board (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of Common Stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of these options will vest over a period of one year, subject to the director's continued service on the Board. The Company's 1995 Stock Option Plan was also amended so that directors received options to purchase an aggregate of 20,000 shares for each year of their terms. Thus, directors serving as of January 1, 1999 will receive options to purchase 3,667, 8,800 and 8,800 shares, respectively, to the extent they are serving on the Board of Directors on the dates of the Company's Annual Meeting of Stockholders in 1999, 2000 and 2001. All of the directors are reimbursed for their expenses for each Board and committee meeting attended. In December 1998, Dr. Novitch was granted an annual stipend of $60,000, payable in monthly installments, and was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $0.875 per share, for his service as Chairman of the Board.

                               EXECUTIVE OFFICERS

     The following table identifies the current executive officers of the
Company:

NAME                           AGE    CAPACITIES IN WHICH SERVED    IN CURRENT POSITIONS SINCE
----                           ---    --------------------------    --------------------------
Kenneth I. Moch..............  45    President, Chief Executive     December 1998
                                       Officer and Director
Robert C. deGroof,             55    Senior Vice President,         March 2000
  Ph.D.(1)...................        Scientific Affairs
Elizabeth A. O'Dell(2).......  40    Vice President, Finance and    October 1993
                                       Administration, Secretary
                                       and Treasurer

---------------
(1) Robert C. deGroof, Ph.D., has been Senior Vice President, Scientific Affairs of the Company since March 2000. From April 1990 to February 2000, he was the President of Keystone Scientific Management. He was the Director of Regulatory Affairs of World Wide Development Operations at Bristol-Myers Squibb from July 1987 to March 1990. From November 1979 to July 1987, he held various regulatory and scientific affairs positions with Johnson and Johnson. Prior to that, he was the Assistant Professor of Pharmacology at Jefferson Medical College. Dr. deGroof received his B.S. from the

    University of Florida in 1967 and his Ph.D. in Physiology and Pharmacology from Duke University in 1973.

(2) Elizabeth A. O'Dell has been Vice President, Finance and Administration, Secretary and Treasurer since October 1993. She served as the Company's Director of Finance from February 1993 to September 1993 and as the Controller of the Company from February 1992 to February 1993. From November 1991 to January 1992, she was the Controller of Radiodetection Corp. She was the Director of Internal Operations of Kratos Analytical, Inc. from May 1990 to November 1991 and Controller from March 1987 to April 1990. Prior to that, she served for five years in public accounting in various positions at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and Deloitte & Touche. Ms. O'Dell received her B.B.A. and M.B.A. from Pace University in 1982. She is also a CPA in New Jersey.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 1999, 1998 and 1997 of the Company's Chief Executive Officer, and other highly compensated executive officers of the Company who were serving as executive officers at December 31, 1999 or served as executive officers during the fiscal year ended December 31, 1999 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                       ANNUAL COMPENSATION              STOCK
                                   ---------------------------      OPTION AWARDS        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS     (NUMBER OF SHARES)    COMPENSATION
---------------------------        ----    --------    -------    ------------------    ------------
Kenneth I. Moch..................  1999    $300,000         --        1,205,000(1)             --
  President and                    1998     198,199    $12,500          200,000                --
  Chief Executive Officer          1997     185,592     12,500(2)        25,000                --
Elizabeth A. O'Dell..............  1999    $140,000         --          240,000(3)             --
  Vice President, Finance and      1998     119,758    $20,000(4)            --                --
  Administration, Secretary and    1997     120,841      5,000(5)        10,000                --
  Treasurer
Kenneth Cartwright(6)............  1999    $152,414         --          142,400(7)        $74,825(8)
                                   1998     206,288    $22,500(9)            --                --
                                   1997     200,280      7,500            1,000                --
F. Kenneth Andrews(10)...........  1999    $109,494         --          275,000           $82,577(11)

---------------
 (1) Includes 405,000 options repriced on February 2, 1999.

 (2) Represents a deferred performance bonus for the year ending December 31, 1997.

 (3) Includes 165,000 options repriced on February 2, 1999.

 (4) Includes a deferred performance bonus of $15,000 for the year ending December 31, 1998.

 (5) Represents a deferred performance bonus for the year ending December 31, 1997.

 (6) Kenneth Cartwright served as Senior Vice President, Development and Regulatory Affairs until September 1999.

 (7) Options repriced on February 2, 1999. See "Option Grants in Last Fiscal Year."

 (8) Includes $70,825 retirement payment and $4,000 for consulting fees.

 (9) Includes a deferred performance bonus of $15,000 for the year ending December 31, 1998.

(10) F. Kenneth Andrews served as Senior Vice President, Operations from June 1999 to February 2000.

(11) Includes $20,577 that represents reimbursement of commuting and lodging expenses and $62,000 for consulting fees, prior to hiring.

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 1999, to the Named
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                               PERCENTAGE                                   ANNUAL RATES OF
                                 NUMBER OF      OF TOTAL                                      STOCK PRICE
                                 SECURITIES     OPTIONS                                     APPRECIATION FOR
                                 UNDERLYING    GRANTED TO     EXERCISE OR                    OPTION TERM(2)
                                  OPTIONS     EMPLOYEES IN    BASE PRICED    EXPIRATION   --------------------
NAME                              GRANTED     FISCAL 1999    PER SHARE(1)       DATE         5%         10%
----                             ----------   ------------   -------------   ----------   --------   ---------
Kenneth I. Moch(3).............   150,000          5.0%         $1.063        02/28/05    $54,972    $124,950
                                    5,000          0.2%          1.063        08/22/05      2,002       4,608
                                   15,000          0.5%          1.063        12/11/05      6,333      14,700
                                   10,000          0.3%          1.063        12/17/06      4,977      11,878
                                   25,000          0.8%          1.063        12/03/07     14,317      35,097
                                  600,000         20.1%          0.875        12/15/08    259,968     710,517
                                  200,000          6.7%          1.063        01/28/08    116,992     288,046
                                  200,000          6.7%          1.125        10/13/09    141,501     358,592

Elizabeth A. O'Dell(4).........     5,000          0.2%          1.063        02/20/02        853       1,793
                                    5,000          0.2%          1.063        02/23/03      1,164       2,598
                                   25,000          0.8%          1.063        10/21/03      6,874      15,078
                                      500          0.0%          1.063        12/14/03        142         313
                                    3,000          0.1%          1.063        12/13/04      1,056       2,389
                                    7,500          0.3%          1.063        12/11/05      3,166       7,350
                                    9,000          0.3%          1.063        12/17/06      4,479      10,691
                                   50,000          1.7%          1.063        01/31/07     25,356      60,722
                                   50,000          1.7%          1.063        10/21/07     28,165      68,817
                                   10,000          0.3%          1.063        12/03/07      5,727      14,039
                                   75,000          2.5%          1.125        10/13/09     53,063     134,472

Kenneth Cartwright(5)..........   106,950          3.5%          1.063        09/03/99         --          --
                                   31,250          1.0%          1.063        09/03/01      4,463       9,275
                                    4,200          0.1%          1.063        08/14/01        586       1,217

F. Kenneth Andrews(6)..........   200,000          6.7%          0.813        06/02/09     15,339      38,871
                                   75,000          2.5%          1.125        02/29/00         --          --

---------------
(1) The stock options issued to Mr. Moch, Ms. O'Dell and Dr. Cartwright that indicate an exercise price of $1.063 were issued as a result of a stock option repricing on February 2, 1999. See the "Ten Year Option Repricings" table below.

(2) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price over the option term of ten years.

(3) Each of the options with an exercise price of $1.063 vest as to fifty percent of the shares thereunder on February 2, 2000, and as to the remaining fifty percent on February 2, 2001, except the option that expires on January 28, 2008, which vests as to 100,000 shares on February 2, 2000; 55,000 shares on February 2, 2001; 5,000 shares on March 2, 2001; and the remaining 40,000 shares upon the achievement of milestones. The option to purchase 600,000 shares vests as to 20,000 shares on March 1, 1999, 340,000 shares in 34 equal monthly installments commencing March 1, 1999, and 240,000 shares upon the achievement of milestones. The option to purchase 200,000 shares vests on the earlier of October 13, 2001, or the achievement of certain milestones.

(4) Each of the options with an exercise price of $1.063 per share vests as to fifty percent of the shares on February 2, 2000, and the remaining fifty percent on February 2, 2001. The option to purchase 75,000 shares vests on the earlier of October 13, 2001, or the achievement of certain milestones

(5) Each of these options represents options that were repriced in February 1999. At that time, the vesting schedules were amended so that the options vested as to fifty percent of the shares on February 2, 2000, and the remaining fifty percent on February 2, 2001. At the time of his retirement in September 1999, Dr. Cartwright's options were amended so that the options exercisable for 31,250 and 4,200 shares were vested in their entirety and the remaining options were terminated.

(6) The option for up to 200,000 shares of Common Stock was originally exercisable as to 25% of the underlying shares in June 2000, and the remaining shares in equal monthly installments over the next three years. At the time of Mr. Andrew's resignation in February 2000, this option was amended so that 30,000 shares shall vest upon certain milestones and the remainder were terminated. The potential realizable values indicated with respect to this option reflect the assumed annual rates of appreciation with respect to the 30,000 shares that have not been terminated. The option to purchase 75,000 shares was also terminated upon Mr. Andrew's resignation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to exercises of options to purchase Common Stock during the fiscal year 1999 by the Named Officers and unexercised options to purchase Common Stock held by Named Officers at December 31, 1999:

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              SHARES                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            ACQUIRED ON                 AT DECEMBER 31, 1999         AT DECEMBER 31, 1999(1)
                             EXERCISE      VALUE     ---------------------------   ---------------------------
NAME                            (#)       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Kenneth I. Moch...........      --          --         120,000       1,085,000         --             --
Elizabeth A. O'Dell.......      --          --              --         240,000         --             --
Kenneth Cartwright........      --          --          55,610              --         --             --

---------------
(1) Based on the closing price on December 31, 1999 ($0.875) as set forth on the Over-the-Counter Bulletin Board.

                           TEN YEAR OPTION REPRICINGS

     The following table sets forth certain information with respect to the adjustment or amendment of the exercise price of stock options held by any executive officer during the last 10 completed fiscal years. See "Compensation Committee Report on Executive Compensation: Stock Option Repricing."

                                                                                               LENGTH OF
                                                                                               ORIGINAL
                                                   MARKET PRICE     EXERCISE                  OPTION TERM
                                      NUMBER OF    OF STOCK AT      PRICE AT                 REMAINING AT
                                       OPTIONS       TIME OF        TIME OF        NEW          DATE OF
                                     REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE    REPRICING OR
NAME                        DATE     AMENDED (#)    AMENDMENT      AMENDMENT      PRICE        AMENDMENT
----                       -------   -----------   ------------   ------------   --------   ---------------
Kenneth E. Ludlum(1).....  2/23/93      55,000       $ 10.000        $23.50      $ 15.000   9 years
Kenneth I. Moch..........  2/02/99     150,000          1.063          6.63         1.063   6 years
                           2/02/99       5,000          1.063         14.13         1.063   6 years
                           2/02/99      15,000          1.063          8.63         1.063   6 yrs., 10 mos.
                           2/02/99      10,000          1.063          5.38         1.063   7 yrs., 10 mos.
                           2/02/99      25,000          1.063          6.56         1.063   8 yrs., 10 mos.
                           2/02/99     200,000          1.063          3.88         1.063   9 yrs., 11 mos.
Elizabeth A. O'Dell......  2/23/93       5,000         10.000         23.50        15.000   9 years
                           2/02/99       5,000          1.063         15.00         1.063   3 years
                           2/02/99       5,000          1.063         10.00         1.063   4 years
                           2/02/99      25,000          1.063          9.50         1.063   4 yrs., 8 mos.
                           2/02/99         500          1.063          7.50         1.063   4 yrs., 10 mos.
                           2/02/99       3,000          1.063          5.13         1.063   5 yrs., 10 mos.
                           2/02/99       7,500          1.063          8.63         1.063   6 yrs., 10 mos.
                           2/02/99       9,000          1.063          5.38         1.063   7 yrs., 10 mos.
                           2/02/99      50,000          1.063          5.63         1.063   8 years
                           2/02/99      50,000          1.063          5.63         1.063   8 yrs., 9 mos.
                           2/02/99      10,000          1.063          6.56         1.063   8 yrs., 10 mos.
Kenneth Cartwright(2)....  2/02/99       8,400          1.063          5.95         1.063   2 yrs., 6 mos.
                           2/02/99      10,000          1.063         10.00         1.063   4 yrs.
                           2/02/99       3,000          1.063          7.50         1.063   4 yrs., 10 mos.
                           2/02/99       4,000          1.063          5.13         1.063   5 yrs., 10 mos.
                           2/02/99      16,000          1.063          5.38         1.063   7 yrs., 10 mos.
                           2/02/99      36,000          1.063          5.63         1.063   8 yrs., 1 mo.
                           2/02/99      15,000          1.063          6.56         1.063   8 yrs., 10 mos.
                           2/02/99      50,000          1.063          6.56         1.063   8 yrs., 10 mos.

---------------
(1) Mr. Ludlum served as an officer of the Company from January 1992 until his resignation in October 1993.

(2) Dr. Cartwright served as an officer of the Company from May 1989 until his resignation in September 1999. At the time of his resignation, Dr. Cartwright's options were amended. See "Option Grants in Last Fiscal Year."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The persons who served as members of the Compensation Committee of the Board of Directors during 1999 were Mark Novitch, M.D., Edwin D. Bransome, Jr., M.D., Marilyn G. Breslow, Alan J. Dalby, David McCurdy, George N. Naimark, Ph.D., and Robert N. Butler, M.D., until his resignation from the Board of Directors in August 1999. None of the members of the Compensation Committee was an officer, former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General Policies

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which (1) provide a total compensation package which is intended to be competitive within the industry so as to enable the Company to attract and retain high-caliber executive personnel, and (2) seek to align the financial interests of the Company's employees with those of its stockholders by relying heavily on long-term incentive compensation which is tied to performance.

     The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. As the Company has not yet generated any revenue from the sale of pharmaceutical products, the Company relies on long-term incentive compensation (i.e., stock options) to motivate the executive officers and other employees. This allows the Company to retain cash for research and development projects. In determining the size of such stock option grants to individual executives, the Committee considers a number of factors, including the following: the level of an executive's job responsibilities; the executive's past performance; the size and frequency of grants by comparable companies; the executive's salary level; the need to provide incentive for the purpose of retaining qualified personnel in light of the Company's current conditions and prospects; the size of any prior grants; and the achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing, other than achievement of designated milestones by the executive in cases where the executive's employment agreement provides for a grant of a specific size upon achievement of the milestone, when making determinations as to the size of stock option grants.

     Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based upon (1) the position level of the executive officer, and (2) the attainment of specific individual non-financial performance objectives. The Committee sets the performance objectives at the beginning of the fiscal year.

     The Chief Executive Officer is responsible for the development of the annual salary plan for executive officers other than himself. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, the Company targets base salary at the upper percentiles of a comparative group composed of other biotechnology companies. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations to the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry, taking into account individual experience, performance of both the Company and the individual, company size, location and stage of development.

  Compensation of the Chief Executive Officer

     Mr. Moch's compensation was determined on the basis of his expertise and experience, which include approximately 20 years of experience in the biotechnology and venture capital fields. Mr. Moch received a base salary of $300,000 in 1999. The Committee believes that Mr. Moch's compensation arrangements reflect the compensation package necessary to retain his services for the Company in light of the Company's current condition and prospects and is commensurate with his expertise and experience as well as with compensation offered by comparable biotechnology companies.

     Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly paid executive officers. All compensation paid to the Company's executive officers for 1999 will be fully deductible and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under the Company's stock option plans which would not be deductible by the Company. The Company expects to take such action as is necessary to qualify its stock option plans as "performance-based compensation," which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

  Stock Option Repricing

     In February 1999, the Committee recommended, and the Board of Directors approved, the repricing of various previously granted options. The repricing was deemed desirable due to the fact that reductions in the market value of the Common Stock had made the options no longer appropriate for the purpose for which they were granted: to provide incentives to promote the financial success and progress of the Company. Moreover, the Company believes that the repricing was necessary to retain qualified officers in light of its current condition and prospects. At the time of the repricing, the market price of the Common Stock was $1.063 and the exercise price under the options ranged from $3.88 to $15.00. The options were repriced to $1.063 to coincide with the closing price of the Common Stock on the date of repricing. The Board of Directors made the price adjustment to reflect the circumstances of the market on the date of the repricing. The vesting schedule of each of the repriced options was amended to delay the dates on which the options were exercisable so that up to fifty percent of the shares underlying the options would be exercisable on February 2, 2000, and up to one hundred percent of the shares would be exercisable on February 2, 2001; provided, further, that in no event was the vesting schedule with respect to any repriced option accelerated in whole or in part.

                                          Mark Novitch, M.D.
                                          Edwin D. Bransome, Jr., M.D.
                                          Marilyn G. Breslow
                                          Alan J. Dalby
                                          David McCurdy
                                          George N. Naimark, Ph.D.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock to the cumulative total return of the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ-US") and the NASDAQ Pharmaceutical Stocks Index (the "NASDAQ-Pharm") for the period commencing December 31, 1994 and ended December 31, 1999:

                     ALTEON INC. RELATIVE STOCK PERFORMANCE
[LINE PERFORMANCE GRAPH]

                                                            'Alteon'                   'NASDAQ US'
31-Dec-94                                                     100.00                        100.00
31-Dec-95                                                     286.67                        141.34
31-Dec-96                                                      93.33                        173.90
31-Dec-97                                                     130.01                        213.07
31-Dec-98                                                      13.88                        300.43
31-Dec-99                                                      15.56                        555.99

                                                         'NASDAQ PHARM'
31-Dec-94                                                        100.00
31-Dec-95                                                        183.41
31-Dec-96                                                        183.98
31-Dec-97                                                        190.02
31-Dec-98                                                        241.74
31-Dec-99                                                        449.78

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

     Kenneth I. Moch entered into a three-year amended and restated employment agreement with the Company as of December 15, 1998. Under the amended and restated employment agreement, Mr. Moch serves as the Company's Chief Executive Officer and is entitled to an annual salary of $300,000 plus an annual bonus of up to $150,000 awarded at the discretion of the Board of Directors. Pursuant to the agreement, on March 16, 1999, Mr. Moch was issued stock options to purchase an aggregate of 600,000 shares of the Company's Common Stock. These options become exercisable as to 240,000 shares upon the achievement of certain milestones, and as to the remaining 360,000 shares in monthly installments ending December 1, 2001. The agreement also amended the vesting schedules under various stock option grants so that all unvested options would vest according to milestones.

     Kenneth Cartwright entered into an employment agreement with the Company on March 27, 1995, which was amended on March 27, 1997 to extend the term of employment through March 27, 2000. Under the agreement, he was entitled to an annual salary of $194,922, which was subject to annual review by the Board of Directors. Dr. Cartwright was also eligible, at the discretion of the Board of Directors, to receive a bonus in the form of cash and/or stock options for 1999. On September 3, 1999, Dr. Cartwright resigned from his position as Senior Vice President, Development and Regulatory Affairs. Pursuant to his resignation, the Company and Dr. Cartwright entered into a letter agreement under which the Company agreed to pay Dr. Cartwright $159,357 over a nine-month period commencing on September 3, 1999 and to provide Dr. Cartwright with COBRA benefits through March 2000. In addition, Dr. Cartwright agreed to perform consulting services to the Company on an "as needed" basis at a fee of $100 an hour to a maximum of $600 per day for services rendered on or before March 8, 2000 and a prorated fee of up to $1,000 per day for services rendered thereafter. The letter agreement extended to September 3, 2001, the expiration date of all options granted to Dr. Cartwright, and vested as of September 3, 1999, and cancelled all options that remained unvested as of September 3, 1999.

     F. Kenneth Andrews entered into an employment agreement with the Company on June 2, 1999. Under the terms of the agreement, he served as the Senior Vice President, Operations, and was entitled to a salary of $190,000 and reimbursement of commuting and lodging expenses of up to $30,000. Pursuant to the terms of the agreement, the Company granted Mr. Andrews a stock option to purchase 200,000 shares of common stock. Mr. Andrews resigned in February 2000. At the time of his resignation, the Company and Mr. Andrews entered into an arrangement pursuant to which a stock option was amended to extend the term thereof with respect to 30,000 shares of Common Stock. Such shares of Common Stock shall vest upon the occurrence of certain milestones.

     Elizabeth A. O'Dell entered into an employment agreement with the Company as of October 21, 1995, which was amended on October 21, 1997, to extend the term through October 21, 2000. Under the agreement, she is currently entitled to an annual salary of $120,852, which is subject to annual review, by the Board of Directors. Ms. O'Dell is also eligible, at the discretion of the Board of Directors, to receive a bonus in the form of cash and/or stock options.

     In addition to provisions in the above-described agreements requiring each individual to maintain the confidentiality of Company information and assign inventions to the Company, such executive officers have agreed that during the terms of their agreements and for one year thereafter, they will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company. The employment agreements of Mr. Moch and Ms. O'Dell provide that either party may terminate the agreement upon 30 days' prior written notice, subject to a six-month salary continuation obligation of the Company if it terminates the agreements without cause. Mr. Moch will receive a 12-month salary continuation under such circumstances.

     All employment agreements between the Company and its Vice Presidents provide that all unvested stock options held by such Vice Presidents will vest and become exercisable immediately in the event of a change in control of the Company.

CHANGE IN CONTROL SEVERANCE BENEFITS PLAN

     In February 1996, the Company adopted the Alteon Inc. Change in Control Severance Benefits Plan (the "Severance Plan"). The Severance Plan was adopted to protect and retain qualified employees and to encourage their full attention, free from distractions caused by personal uncertainties and risks in the event of a pending or threatened change in control of the Company. The Severance Plan provides for severance benefits to employees upon certain terminations of employment after or in connection with a change in control of the Company as defined in the Severance Plan. Following a qualifying termination, which occurs as a result of a change in control, officers of the Company will be entitled to continuation of (i) their base salary for a period of twenty-four months, and
(ii) all benefit programs and plans providing for health and insurance benefits for a period of up to eighteen months. In addition, upon a change in control of the Company, all outstanding unexercisable stock options held by employees will become exercisable.

401(k) PLAN

     In 1990, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1999) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require additional matching contributions to the Plan by the Company on behalf of participants in the Plan. However, in 1998, the Company began making discretionary contributions at a rate of 25% of an employee's contribution up to a maximum of 5% of their base salary. Contributions by employees to the Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan in any of nine investment options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were, as of April 14, 1999, approximately 354 holders of record of the Company's Common Stock. The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 2000, except as otherwise set forth below, by each (i) person who is known to the Company to own beneficially more than 5% of the Common Stock, and (ii) current director and Named Officer, including the nominees, and by all current directors and officers as a group:

                                                               AMOUNT AND NATURE OF      PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                   BENEFICIAL OWNERSHIP(1)     CLASS(2)
---------------------------                                   -----------------------    ----------
Charles Livingston Grimes...................................         1,910,000(3)           9.9%
  P.O. Box 136
  Mendenhall, PA 19357
Mark Novitch, M.D.**........................................           198,000(4)           1.0%
Kenneth I. Moch.............................................           356,667(5)           1.8%
Edwin D. Bransome, Jr., M.D. ...............................                 0(6)             *
Marilyn G. Breslow..........................................            82,069(7)             *
Alan J. Dalby...............................................            55,000(8)             *
David McCurdy**.............................................            26,067(9)             *
George M. Naimark, Ph.D. ...................................             5,000(10)            *
Elizabeth A. O'Dell.........................................            84,583(11)            *
F. Kenneth Andrews..........................................                 0(12)            *
Kenneth Cartwright..........................................           101,160(13)            *
All current directors and officers as a group (9 persons)...           913,546(14)          4.5%

---------------
  *  Less than one percent.

 **  Nominee for election to the Board of Directors.

 (1) Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property law, where applicable.

 (2) Applicable percentage of ownership is based on 19,307,630 shares of Common Stock outstanding.

 (3) As set forth in a Schedule 13D, dated February 1, 2000, filed by Mr. Grimes with the Securities and Exchange Commission.

 (4) Includes 5,000 shares of Common Stock and 193,000 shares of Common Stock subject to options that were exercisable as of March 15, 2000, or which will become exercisable within 60 days after March 15, 2000. Does not include options to purchase 86,667 shares of Common Stock granted to Dr. Novitch.

 (5) Includes 356,667 shares of Common Stock subject to options which were exercisable as of March 15, 2000, or which will become exercisable within 60 days after March 15, 2000. Does not include options to purchase 1,048,333 shares of Common Stock granted to Mr. Moch.

 (6) Does not include an option to purchase 18,337 shares of Common Stock granted to Dr. Bransome.

 (7) Includes 82,069 shares of Common Stock subject to options that were exercisable as of March 15, 2000. Does not include options to purchase 31,198 shares of Common Stock granted to Ms. Breslow.

 (8) Includes 55,000 shares of Common Stock subject to options which were exercisable as of March 15, 2000, or which will become exercisable within 60 days after March 15, 2000. Does not include an option to purchase 31,198 shares of Common Stock granted to Mr. Dalby.

 (9) Includes 26,067 shares of Common Stock subject to options which were exercisable as of March 15, 2000, or which will become exercisable within 60 days after March 15, 2000. Does not include options to purchase 20,000 shares of Common Stock granted to Mr. McCurdy.

(10) Includes 5,000 shares of Common Stock. Does not include an option to purchase 18,337 shares of Common Stock granted to Dr. Naimark.

(11) Includes 84,583 shares of Common Stock subject to options which were exercisable as of March 15, 2000, or which will become exercisable within 60 days after March 15, 2000, and 2,000 shares of Common Stock held by Ms. O'Dell's husband. Does not include options to purchase 180,417 shares of Common Stock granted to Ms. O'Dell.

(12) Does not include options to purchase 30,000 shares of Common Stock granted to Mr. Andrews.

(13) Includes 81,600 shares of Common Stock and 20,160 shares of Common Stock subject to options granted to Dr. Cartwright that were exercisable as of March 15, 2000.

(14) Includes 906,546 shares of Common Stock subject to options which were exercisable as of March 15, 2000, or which will become exercisable within 60 days after March 15, 2000. Does not include options to purchase 1,729,647 shares of Common Stock granted to the current executive officers and directors, Kenneth Cartwright and F. Kenneth Andrews.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has, subject to stockholder ratification, retained Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 2000 because it is an internationally recognized accounting firm familiar with the unique accounting, tax and financial issues that relate to and affect the biopharmaceutical industry. Arthur Andersen LLP has a firm-wide effort and a group of personnel that specialize in this industry and has assigned members of this group to work with Alteon. Arthur Andersen LLP also served as independent public accountants of the Company for the fiscal year ended December 31, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

     One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1999, except Mr. Andrews filed his Form 3, with respect to his initial beneficial ownership, two weeks' late. In addition, Mr. Moch, Ms. O'Dell and Dr. Cartwright each filed their report regarding the February 1999 stock option repricings late. See "Compensation Committee Report on Executive Compensation -- Stock Option Repricing" and "Ten Year Option Repricings" for information pertaining to each of the repriced options.

                            STOCKHOLDERS' PROPOSALS

     Stockholders deciding to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 31, 2000. Any Stockholder intending to propose a matter at the 2001 Annual Meeting of Stockholders, but not intending for the Company to include the matter in its proxy statement or form of proxy relating to such meeting, must advise the Secretary of the Company by March 15, 2001 of such intention. If the Company does not receive such notice by that date, the notice will be considered untimely. The Company's proxy for the 2001 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any manner of which the Company does not receive notice by March 15, 2001.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                           INCORPORATION BY REFERENCE

     Items 7, 7A and 9 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the financial statements contained therein are incorporated herein by reference. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 is included with the Company's annual report to stockholders which accompanies this proxy statement.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company has retained the services of Registrar and Transfer Company to assist in the proxy solicitation at a fee estimated to be $10,000. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     ALTEON HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 14, 2000, AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          ELIZABETH A. O'DELL,
                                          Secretary

Ramsey, New Jersey
May 1, 2000

---  PLEASE MARK VOTES
 X   AS IN THIS EXAMPLE
---

                                REVOCABLE PROXY
                                  ALTEON INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Kenneth I. Moch and Elizabeth A. O'Dell and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares and warrants of Alteon Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey at 9:00 A.M., local time, on Monday, June 12, 2000, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

1.   ELECTION OF DIRECTORS.
     (Mark one only)

     NOMINEE: MARK NOVITCH, M.D. AND
              DAVID McCURDY

                                             FOR ALL
          FOR            AGAINST             EXCEPT

          / /              / /                 / /

     (Instructions: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

     -----------------------------------------------------------------------

2. Approval of proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2000.


          FOR            AGAINST             ABSTAIN

          / /              / /                 / /

3. In their discretion, the proxies are authorized to vote upon other matters as may properly come before the Meeting.


PLEASE CHECK BOX IF YOU PLAN
TO ATTEND THE ANNUAL MEETING.      / /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.



Please be sure to sign and date
  this Proxy in the box below.             Dated:
                                                  -------------------


----------------------------------------------------------------------
Signature of Stockholder      Signature of Stockholder if held Jointly

*                                                                             *
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* DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. *

                                  ALTEON INC.
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This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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